UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(RULE 14a-101)
__________________________________________

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☐    Preliminary proxy statement.
☐    Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐    Definitive Proxy Statement.
☒    Definitive Additional Materials.
☐    Soliciting Material Pursuant to § 240.14a-12.

Microchip Technology Incorporated
(Name of Registrant as Specified In Its Charter)
____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICROCHIP TECHNOLOGY INCORPORATED
2355 West Chandler Boulevard, Chandler, Arizona 85224-6199

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 20, 2019
The following information relates to the definitive proxy statement of Microchip Technology Incorporated (“Microchip”) filed with the Securities and Exchange Commission on July 15, 2019 (the “Proxy Statement”) in connection with Microchip’s 2019 annual meeting of stockholders. The annual meeting will be held at Microchip’s Chandler facility located at 2355 W. Chandler Blvd., Chandler, AZ 85224-6199, on August 20, 2019 at 9:00 a.m. Mountain Standard Time. All capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal 2
The disclosure included in the Proxy Statement under Proposal 2, in which we are seeking stockholder approval of a French Sub-Plan under our 2004 Equity Incentive Plan, is hereby supplemented with the following information:
As of June 30, 2019, approximately 14,175 persons, including approximately 14,165 employees, 6 executive officers and 4 non-employee directors were eligible to receive awards under the 2004 Plan. Approximately 438 of such employees are eligible to participate in the French Sub-Plan. As previously disclosed on page 21 of the Proxy Statement, none of Microchip’s current executive officers or directors is expected to receive awards under the French Sub-Plan.
Except as specifically set forth above, this Supplement does not modify or update any other disclosures presented in the Proxy Statement. In addition, this Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.
Any vote previously entered, either by mailing a proxy card, over the internet or by telephone, “FOR,” “AGAINST” or “ABSTAIN” on any proposal to be voted upon at the annual meeting will be counted as a “FOR,” “AGAINST” or “ABSTAIN” vote on such proposal at the annual meeting. If you have already returned your proxy card or voted your proxy over the internet or by telephone, and would like to change your vote on any matter, you may revoke your proxy by delivering a signed statement to our Secretary at or prior to the annual meeting or by timely executing and delivering, by internet, telephone, mail, or in person at the annual meeting, another proxy dated as of a later date. If you hold your shares through a broker or bank you must contact them in order to find out how to change your vote.